UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — May 11, 2016

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, Envestnet, Inc. (“Envestnet”) and Envestnet Asset Management, Inc. (together with Envestnet, the “Company”) entered into an employment agreement with Judson Bergman, the Chief Executive Officer of the Company (the “Bergman Employment Agreement”), an employment agreement with William Crager, the President of the Company (the “Crager Employment Agreement”) and an employment agreement with Peter D’Arrigo, the Chief Financial Officer of the Company (the “D’Arrigo Employment Agreement”, and together with the Bergman Employment Agreement and the Crager Employment Agreement, the “Employment Agreements”).  In consideration for Mr. Bergman (the “CEO”), Mr. Crager and Mr. D’Arrigo (Mr. Bergman, Mr. Crager and Mr. D’Arrigo each an “Executive”) agreeing to enter into his Employment Agreement, the Compensation Committee (the “Committee”) approved a one-time equity grant to each Executive, including a performance stock unit grant (the “Bergman PSU Award”) and a one-time nonqualified stock option grant (the “Option Award”) to Mr. Bergman, a one-time performance stock unit grant to Mr. Crager (the “Crager PSU Award”) and a one-time performance stock unit grant to Mr. D’Arrigo (the “D’Arrigo PSU Award”, and together with the Bergman PSU Award and the Crager PSU Award, the “PSU Awards”), contingent and effective upon the signing of the Employment Agreement.

The Employment Agreements, the PSU Awards and the Option Award are part of a negotiation of the Executives’ compensation packages with the Company.  The Employment Agreements provide severance following certain terminations of employment as described in more detail below in exchange for the Executive’s agreement to not compete with the Company and to not solicit customers or employees of the Company for a certain period of time following his termination of employment.  The PSU Awards only vest if and to the extent that certain performance goals are met, and the Executive remains employed for a period of three years following the date of grant (with certain exceptions) as described in greater detail below. The Option Award vests over a three year period if Mr. Bergman remains employed until the applicable vesting date (with certain exceptions) as described in greater detail below.

Employment Agreement

The Employment Agreements have a three-year term beginning on May 12, 2016, with an automatic one-year renewal unless either party provides advance written notice of non-renewal.  Pursuant to the Bergman Employment Agreement, Mr. Bergman will receive an annual base salary of $600,000, subject to annual review.  Mr. Bergman will also be eligible for an annual discretionary cash bonus with a target amount and applicable performance goals determined by the Compensation Committee each year and shall be based on Company results, growth in revenue, and EBITDA, except as otherwise determined by the Compensation Committee.  Mr. Bergman must remain employed through the last day of the calendar year in order to receive the annual bonus for such year. Pursuant to the Crager Employment Agreement, Mr. Crager will receive an annual base salary of $375,000, subject to annual review.  Mr. Crager will also be eligible for annual incentive-based cash compensation with a target amount and applicable performance goals determined by the Compensation Committee each year; provided, however, that the cash bonus paid for 2016 performance shall be no less than $322,249.  Mr. Crager must remain employed through the last day of the calendar year in order to receive the annual incentive-based cash compensation for such year.  Pursuant to the D’Arrigo Employment Agreement, Mr. D’Arrigo will receive an annual base salary of $325,000, subject to annual review.  Mr. D’Arrigo will also be eligible for an annual discretionary cash bonus with a target amount and applicable performance goals determined by the Compensation Committee each year; provided, however, that the cash bonus paid for 2016 performance shall be no less than $242,000.  Mr. D’Arrigo must remain employed through the last day of the calendar year in order to receive the annual bonus for such year.

Subject to the signing of a release and compliance with the terms of the Employment Agreements, in the event of a termination of the Executive’s employment either without cause or for good reason, the Executive will be entitled to (i) “Severance Pay” equal to two (2) multiplied by the sum of his (a) base salary plus (b) an amount equal to the average of his most recent two annual bonuses (paid in equal installments on regular payment dates over two (2) years), (ii) a “Pro-Rata Bonus for Year of Termination” equal to the average of his most recent two annual bonuses multiplied by a fraction, the numerator of which equals the number of days during the calendar year prior to the termination date and the denominator of which equals 365 (paid on the sixty-day anniversary of the termination date), and (iii) a “Health Care Continuation” lump sum cash payment equal to the applicable percentage of the monthly COBRA coverage in connection with his termination multiplied by eighteen months (with the applicable percentage equal to the percentage of the Executive’s health care premium costs covered by the Company as of the termination date) (paid on the sixty-day anniversary of the termination date).

Under the terms of the Employment Agreements, the Executive is subject to an ongoing confidentiality obligation, a 24-month non-competition covenant, a 24-month non-solicitation of employees of the Company covenant (including former employees or consultants within the 12-month period prior to the Executive’s termination date), and a 24-month non-solicitation of customers of the Company covenant (including prospective customers within the 12-month period prior to the Executive’s termination date).

In the event that any payments made contingent upon a change in control of the Company would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code, then the amount of payments pursuant to the Employment Agreement would be reduced to the maximum amount that will cause the total amounts of the payment not to be subject to the excise tax, but only if the amount of such payments, after such reduction and after payment of all applicable taxes on the reduced amount, is equal to or greater than the amount of such payments the Executive would otherwise be entitled to retain without such a reduction after the payment of all applicable taxes, including the excise tax.  The Company also reserves the right to adopt a policy regarding recoupment of excess compensation applicable to its executives, including the Executives.  Such a policy would control over any inconsistent provision of the Employment Agreement and be binding on the Executives.

PSU Awards

Contingent and effective upon the signing of the applicable Employment Agreement, and pursuant to the Envestnet, Inc. 2010 Long-Term Incentive Plan (the “LTIP”), Mr. Bergman will receive a one-time performance-based restricted stock unit award with a value equal to 125,000 shares of the Company’s common stock on the date of the signing of the Bergman Employment Agreement, Mr. Crager will receive a one-time performance-based restricted stock unit award with a value equal to 50,000 shares of the Company’s common stock on the date of the signing of the Crager Employment Agreement, and Mr. D’Arrigo will receive a one-time performance-based restricted stock unit award with a value equal to 30,000 shares of the Company’s common stock on the date of the signing of the D’Arrigo Employment Agreement.

Subject to the terms of the PSU Awards and the Plan, the Executive will earn a percentage of his PSU Award based on any of the following “Target Performance Measures” for the relevant performance period: (i) the Company achieves Adjusted EBITDA of $68.5 million for the period beginning April 1, 2016 and ending December 31, 2016; (ii) the Company achieves Adjusted EBITDA of $159.8 million for the period beginning April 1, 2016 and ending December 31, 2017; or (iii) the Company achieves Adjusted EBITDA of $251.1 million for the period beginning April 1, 2016 and ending December 31, 2018.  The percentage of the PSU Award which is earned is calculated based on achievement of the Target Performance Measures, as described in the following table:

Percentage of Target	Performance Percentage
0-60%	0%
60-100%	Ratable earning between 60% and 100% (in no event to exceed 100%)

To the extent that the performance measure is satisfied following the end of each of the performance periods described above, a number equal to the total number of PSUs multiplied by the performance percentage shall be earned and become “Banked Units” (in performance periods following the first performance period, the applicable performance percentage used shall be reduced by the previous performance percentage, if any, attained in previous performance periods).  To the extent any units are settled, they will no longer be considered Banked Units.

Adjusted EBITDA is a non-GAAP financial measure that represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision, depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, re-audit related expenses, severance, imputed interest on contingent consideration, fair market value adjustment on contingent consideration, litigation-related expense, other income, and pre-tax loss attributable to non-controlling interest.   For more information about this non-GAAP financial measure, including a reconciliation of Adjusted EBITDA to GAAP for the year ended December 31, 2015, see pages 67-72 of our annual report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission.

Subject to the Executive’s continued employment, the Executive shall become vested ratably in his outstanding Banked Units on each of the first three anniversaries of the grant date determined as follows: one-third of the Banked Units following the first performance period shall become vested on the first anniversary of the grant date; one-half of the outstanding Banked Units following the second performance period shall become vested on the second anniversary of the grant date; and all of the remaining Banked Units following the third and final performance period shall become vested on the third anniversary of the grant date (such percentage of vesting referred to as the vested percentage).  Except as otherwise provided below, any portion of the PSU Award that is not vested upon the Executive’s termination of employment will be forfeited.  If the Executive’s employment is terminated without “cause”, for “good reason”, or upon death or “permanent disability”, and subject to the execution of a release, the Executive shall become vested in all of the Banked Units on applicable distribution dates as described below following such termination.

The Executive shall be entitled to a distribution of shares on the applicable vesting date following the end of each of the three performance periods.  The number of shares to be distributed shall equal the number of outstanding Banked Units earned with respect to such performance period multiplied by the vested percentage for such settlement date.  Any units not earned as of the end of the third performance period shall be forfeited by the Executive.   The PSU Awards do not confer upon the Executive any right as a stockholder of the Company (i.e., dividends or voting rights) prior to the date(s) on which shares are distributed to the Executive following the end of each of the applicable performance periods.

In the event of a change in control of the Company, the applicable performance measures for the PSU Awards will be determined as if target performance had been satisfied but subject to continued service vesting; provided, that the Company may decide to accelerate vesting at the time of such change in control.

Option Award

Contingent and effective upon the signing of the Bergman Employment Agreement, and pursuant to the LTIP, Mr. Bergman will receive a one-time nonqualified stock option award with the option to acquire 25,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of grant.  Subject to the terms of the Option Award and the Plan, Mr. Bergman will vest in one-third of his options on the one-year anniversary of the date of grant, and one-twelfth of the total amount on each three-month anniversary of the grant date thereafter.  Except as otherwise provided below, any portion of the Option Award that is not vested upon Mr. Bergman’s termination of employment will be forfeited.  If Mr. Bergman’s employment is terminated without “cause”, for “good reason”, or upon death or “permanent disability”, and subject to the execution of a release, Mr. Bergman’s outstanding Options will become fully vested and exercisable.

In the event of a change in control of the Company, if Mr. Bergman’s employment is terminated by the Company or its successor without “cause” within 24 months following such change in control, or the plan is terminated by the Company or its successor following the change in control without providing for continuation of outstanding options under the LTIP, Mr. Bergman’s Option Award will become fully vested and exercisable.

The Option Award terminates on the earliest to occur of (i) the ten-year anniversary of the grant date; (ii) if Mr. Bergman’s termination of employment occurs by reason of death or disability, the six-month anniversary after such termination date; (iii) if Mr. Bergman’s termination of employment occurs by reason of cause, on such termination date; or (iv) if Mr. Bergman’s termination of employment occurs for reasons other than death, disability or cause, the 90-day anniversary after such termination date.

The foregoing descriptions of the Employment Agreements, the PSU Awards and the Option Award do not purport to be complete and are qualified in their entirety by reference to the Employment Agreements, the PSU Award Agreements and the Option Award Agreement, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting held on May 11, 2016 the Company’s stockholders voted on (1) the election of one Class II director nominated by the Board of Directors to serve until the 2017 Annual Meeting of Shareholders and the election of three Class III directors nominated by the Board of Directors to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and qualified; (2) the approval of the advisory vote on executive compensation; and (3) the ratification of the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2016.

The table below sets forth the number of votes cast for and against for each matter voted upon by the Company’s shareholders.

PROPOSAL 1

Election of Director to serve until the 2017 Annual Meeting of Stockholders.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Luis Aguilar	35,139,301	383,564	3,739,895

Election of Directors to serve until the 2019 Annual Meeting of Stockholders.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Anil Arora	34,575,360	947,505	3,739,895
Jud Bergman	35,162,929	359,936	3,739,895
Gayle Crowell	35,222,609	300,256	3,739,895

PROPOSAL 2

The approval of the advisory vote on executive compensation.

SHARES
For:	34,746,386
Against:	689,116
Abstain:	87,362
Broker Non-Votes:	3,739,896

PROPOSAL 3

The ratification of the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2016.

SHARES
For:	39,151,183
Against:	28,509
Abstain:	83,068
Broker Non-Votes:	0

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

10.1                        Employment agreement, dated as of May 12, 2016, between Envestnet, Inc., Envestnet Asset Management, Inc. and Judson Bergman.

10.2                        Employment agreement, dated as of May 12, 2016, between Envestnet, Inc. , Envestnet Asset Management, Inc. and William Crager.

10.3                        Employment agreement, dated as of May 12, 2016, between Envestnet, Inc. , Envestnet Asset Management, Inc. and Peter D’Arrigo.

10.4                        Full Value Award Grant Certificate and Terms and Conditions for Judson Bergman, dated May 12, 2016.

10.5                        Full Value Award Grant Certificate and Terms and Conditions for William Crager, dated May 12, 2016.

10.6                        Full Value Award Grant Certificate and Terms and Conditions for Peter D’Arrigo, dated May 12, 2016.

10.7                        Nonqualified Stock Option Grant Certificate and Terms and Conditions for Judson Bergman, dated May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC..

By:	/s/ Peter D’Arrigo
Name: Peter D’Arrigo
Title: Chief Financial Officer

Date: May 13, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment agreement, dated as of May 12, 2016, between Envestnet, Inc. and Judson Bergman.

10.2	Employment agreement, dated as of May 12, 2016, between Envestnet, Inc. and William Crager.

10.3	Employment agreement, dated as of May 12, 2016, between Envestnet, Inc. and Peter D’Arrigo.

10.4	Full Value Award Grant Certificate and Terms and Conditions for Judson Bergman, dated May 12, 2016.

10.5	Full Value Award Grant Certificate and Terms and Conditions for Bill Crager, dated May 12, 2016.

10.6	Full Value Award Grant Certificate and Terms and Conditions for Peter D’Arrigo, dated May 12, 2016.

10.7	Nonqualified Stock Option Grant Certificate and Terms and Conditions for Judson Bergman, dated May 12, 2016.